Exhibit 10.24

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (the “Agreement”) is dated August 4, 2025, by and between Datavault AI, Inc., a Delaware corporation (the “Company”) and the undersigned holder (the “Holder”).

WHEREAS, the Holder beneficially owns and holds common stock purchase warrants (the “Original Warrants”) of the Company exercisable for a certain aggregate number of shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”);

WHEREAS, the Holder desires to exchange (the “Exchange”) the Original Warrants for the same number of shares of Common Stock (the “New Shares”) and the Company desires to issue the New Shares in exchange for the Original Warrants, all on the terms and conditions set forth in this Agreement in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”); and

WHEREAS, upon the consummation of the transactions contemplated hereby, the Holder shall no longer own the Original Warrants, and the Company shall cancel the certificate(s) and other physical documents evidencing the ownership of the Original Warrants.

NOW, THEREFORE, in consideration of the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Holder hereby agree as follows:

Section 1.  Exchange.  Subject to and upon the terms and conditions set forth in this Agreement, the Holder agrees to surrender to the Company the Original Warrants without the payment of any other consideration by such Holder that would not be consistent with the application of Section 3(a)(9) of the Securities Act to the issuance of the New Shares and, in exchange therefor, the Company shall issue to the Holder the New Shares.

1.1  Closing.  On the Closing Date (as defined below), the Company will issue the New Shares to the Holder, or in the name of a custodian or nominee of the Holder, or as otherwise requested by the Holder in writing, and the Original Warrants will be deemed to have been surrendered by the Holder to the Company for cancellation.  The closing of the Exchange shall occur on the Initial Closing Date (as defined in the Securities Purchase Agreement, dated the date hereof, by and between the Company and the purchasers signatory thereto (the “Purchase Agreement”)) (the “Closing Date”), subject to the provisions of Section 4 and Section 5 herein. In the event and to the extent that the Holder’s right to receive the New Shares would result in the Holder exceeding its Maximum Percentage (as defined in the Holder’s Original Warrants), then the Holder shall not be entitled to receive the New Shares to such extent and the portion of such New Shares shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding its Maximum Percentage.

1.2  Section 3(a)(9).  Assuming the accuracy of the representations and warranties of each of the Company and the Holder as set forth in Sections 2 and 3 of this Agreement, the parties acknowledge and agree that the purpose of such representations and warranties is, among other things, to ensure that the Exchange qualifies as an exchange of securities under Section 3(a)(9) of the Securities Act.

Section 2.  Representations and Warranties of the Company.  The Company represents and warrants to the Holder that:

2.1  Organization and Qualification.  The Company is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company, nor any subsidiary of the Company as set forth in the SEC Reports (as defined below) (a “Subsidiary”) is in violation or default of any of the provisions of its respective certificate or certificates of incorporation, bylaws or other organizational or charter documents.  Each of the Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company, taken as a whole (a “Material Adverse Effect”).

2.2  Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith.  This Agreement has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

2.3  Issuance of New Shares.  The New Shares, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, free and clear of any options, contracts, agreements, liens, security interests, or other encumbrances (collectively, “Liens”). Upon issuance in accordance herewith, the issuance by the Company of the New Shares is exempt from the registration requirements of the Securities Act under Section 3(a)(9) of the Securities Act.

2.4  No Conflicts.  The execution, delivery and performance by the Company of this Agreement, the issuance of the New Shares and the consummation by it of the transactions contemplated hereby and thereby do not and will not conflict with or violate any provision of the Company’s certificate of incorporation, bylaws or other organizational or charter documents.

2.5  Acknowledgment Regarding the Exchange.  The Company acknowledges and agrees that the Holder is acting solely in the capacity of an arm’s length third party with respect to this Agreement and the transactions contemplated hereby.  The Company further acknowledges the Holder is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby, and any advice given by the Holder or any of its representatives or agents in connection with this Agreement is merely incidental to the Exchange.

2.6  No Commission; No Other Consideration.  The Company has not paid or given, and has not agreed to pay or give, directly or indirectly, any commission or other remuneration for soliciting the Exchange.  The New Shares are being conveyed exclusively for the exchange of the Original Warrants and no other consideration has or will be paid for the New Shares.

2.7  3(a)(9) Representation.  The Company has not, nor has any Person acting on its behalf, directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the Exchange and the issuance of the New Shares pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from delivering the New Shares to the Holder pursuant to Section 3(a)(9) of the Securities Act, nor will the Company take any action or steps that would cause the Exchange, issuance and delivery of the New Shares to be integrated with other offerings to the effect that the delivery of the New Shares to the Holder would be seen not to be exempt pursuant to Section 3(a)(9) of the Securities Act. As used in this Agreement, “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

2.8  No Third-party Advisors.  Other than legal counsel, the Company has not engaged any third parties to assist in the solicitation with respect to the Exchange.

2.9  SEC Reports; Financial Statements.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act of 1934, as amended (the

“Exchange Act”), including pursuant to Section 13(a) or 15(d) of the Exchange Act, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.

2.10  [Reserved.].

2.11  Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement.

2.12  Capitalization.  The capitalization of the Company is as set forth in the SEC Reports.  No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement.  Except as set forth in the SEC Reports, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. The issuance of the New Shares will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the holder thereof) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance of the New Shares.  There are no stockholders’ agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

2.13  Shell Company Status. The Company is not currently, and within the past three years has not been, an issuer identified in Rule 144(i)(1) under the Securities Act.

2.14  DTC Eligibility.  The Company, through the Transfer Agent, currently participates in the DTC Fast Automated Securities Transfer (FAST) Program and

shares of Common Stock can be transferred electronically to third parties via the DTC Fast Automated Securities Transfer (FAST) Program.

2.15  Material Changes; Undisclosed Events, Liabilities or Developments.  Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information.  Except for the issuance of the New Shares contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made, which for purposes of this Agreement, Trading Day shall refer to any day on which The Nasdaq Stock Market LLC is open for trading business. As used in this Agreement, “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

2.16  Litigation.  Other than as set forth in the SEC Reports, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) which (i) adversely affects or challenges the legality, validity or enforceability of any of this Agreement or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.

2.17   Compliance. Except as set forth in the SEC Reports, neither the Company nor any Subsidiary: (i) is in material default under or in material violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a material default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in material default under or that it is in material violation of, any indenture, loan or credit agreement or any other agreement or instrument set forth in the Company’s most recent Annual Report on Form 10-K to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in material violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) to its knowledge, is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

2.18  Regulatory Permits.  The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

2.19  Transactions with Affiliates and Employees.  Except as set forth in the SEC Reports, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from providing for the borrowing of money from or lending of money to, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

2.20  Certain Fees.  No brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiaries to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.

2.21  No Integrated Offering. Assuming the accuracy of the Holder’s representations and warranties set forth in Section 3, neither the Company, nor any of its Affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the Exchange to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market (as defined in the Purchase Agreement) on which any of the securities of the Company are listed or designated.

2.22  Acknowledgment Regarding Holder’ Exchange of the Original Warrants.  The Company acknowledges and agrees that the Holder is acting solely in the capacity of an arm’s length party with respect to this Agreement and the transactions contemplated thereby.

2.23  Office of Foreign Assets Control.  Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or Affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

Section 3.  Representations and Warranties of the Holder.  The Holder represents and warrants to the Company that:

3.1  Ownership of the Original Warrants.  The Holder is the legal and beneficial owner of the Original Warrants.  The Holder paid for the Original Warrants and has continuously held the Original Warrants since its purchase.  The Holder owns the Original Warrants outright and free and clear of any Liens.

3.2  No Public Sale or Distribution.  The Holder is acquiring the New Shares in the ordinary course of business for its own account and not with a view toward, or for resale in connection with, the public sale or distribution thereof; provided, however, that by making the representations herein, the Holder does not agree to hold any of the New Shares, for any minimum or other specific term and reserves the right to dispose of the New Shares at any time in accordance with an exemption from the registration requirements of the Securities Act and applicable state securities laws.  Except as contemplated herein, the Holder does not presently have any agreement or understanding, directly or indirectly, with any person to distribute, or transfer any interest or grant participation rights in, the Original Warrants or the New Shares.

3.3  Accredited Investor and Affiliate Status.  The Holder is an “accredited investor” as that term is defined in Rule 501 of Regulation D under the Securities Act.  The Holder is not, and has not been, for a period of at least three months prior to the date of this Agreement (a) an officer or director of the Company, (b) an “affiliate” of the Company (as defined in Rule 144) or (c) a “beneficial owner” of more than ten percent (10%) of shares of Common Stock (as defined for purposes of Rule 13d-3 of the Exchange Act).

3.4  Reliance on Exemptions.  The Holder understands that the Exchange is being made in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein in order to determine the availability of such exemptions and the eligibility of the Holder to complete the Exchange and to acquire the New Shares.

3.5  Information.  The Holder has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the Exchange which have been requested by the Holder.  The Holder has been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by the Holder or its representatives shall modify, amend or affect the Holder’s right to rely on the Company’s representations and warranties contained herein.  The Holder acknowledges that all of the documents filed by the Company with the SEC under Sections 13(a), 14(a) or 15(d) of the Exchange Act that have been posted on the SEC’s EDGAR site are available to the Holder, and the Holder has not relied on any statement of the Company not contained in such documents in connection with the Holder’s decision to enter into this Agreement and the Exchange.

3.6  Risk.  The Holder understands that its investment in the New Shares involves a high degree of risk.  The Holder is able to bear the risk of an investment in the New Shares including, without limitation, the risk of total loss of its investment.  The Holder has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the Exchange.

3.7  No Governmental Review.  The Holder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement in connection with the Exchange or the fairness or suitability of the investment in the New Shares nor have such authorities passed upon or endorsed the merits of the New Shares.

3.8  Organization; Authority; Validity; Enforcement. The Holder is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and performance by the Holder of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of the Holder. This Agreement has been duly executed by the Holder, and when delivered by the Holder in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Holder, enforceable against the Holder in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law. The execution, delivery and performance of this Agreement by the Holder and the consummation by the Holder of the transactions contemplated hereby (including, without limitation, the irrevocable surrender of the Original Warrants) will not result in a violation of the organizational documents of the Holder if the Holder is an entity.

3.9  Prior Investment Experience.  The Holder acknowledges that it has prior investment experience, including investment in securities of the type being exchanged, including the Original Warrants and the New Shares, and has read all of the documents furnished or made available by the Company to it and is able to evaluate the merits and risks of such an investment on its behalf, and that it recognizes the highly speculative nature of this investment.

3.10  Tax Consequences.  The Holder acknowledges that the Company has made no representation regarding the potential or actual tax consequences for the Holder which will result from entering into the Agreement and from consummation of the Exchange.  The Holder acknowledges that it bears complete responsibility for obtaining adequate tax advice regarding the Agreement and the Exchange.

3.11  No Registration, Review or Approval.  The Holder acknowledges, understands and agrees that the Original Warrants are being exchanged hereunder pursuant to an exemption from the registration requirements of the Securities Act under Section 3(a)(9) thereof.

Section 4.  Conditions Precedent to Obligations of the Company.  The obligation of the Company to consummate the transactions contemplated by this Agreement is subject to the satisfaction of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Holder with prior written notice thereof:

4.1  No Prohibition.  No order of any court, arbitrator, or governmental or regulatory authority shall be in effect which purports to enjoin or restrain any of the transactions contemplated by this Agreement; and

4.2  Representations.  The accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Holder contained herein (unless as of a specific date therein);

Section 5.  Conditions Precedent to Obligations of the Holder.  The obligation of the Holder to consummate the transactions contemplated by this Agreement is subject to the satisfaction of each of the following conditions, provided that these conditions are for the Holder’ sole benefit and may be waived by the Holder at any time in its sole discretion by providing the Company with prior written notice thereof:

5.1  No Prohibition.  No order of any court, arbitrator, or governmental or regulatory authority shall be in effect which purports to enjoin or restrain any of the transactions contemplated by this Agreement;

5.2  Representations.  The representations and warranties of the Company (i) shall be true and correct in all material respects when made and on the  Closing Date (unless as of a specific date therein) for such representations and warranties contained herein that are not qualified by “materiality” or “Material Adverse Effect” and (ii) shall be true and correct when made and on the Closing Date (unless as of specific date therein) for such representations and warranties contained herein that are qualified by “materiality” or “Material Adverse Effect”;

5.3  All Obligations.  All obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed; and

5.4  No Suspension. From the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the SEC or any Trading Market and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any trading market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Holder makes it impracticable or inadvisable to purchase the New Shares at the closing.

Section 6.  Other Agreements between the Parties.

6.1  Integration.  The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the Exchange of the Original Warrants in a manner that would require the registration under the Securities Act of the sale of the New Shares or that would be integrated with the offer of the New Shares for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

6.2  Replacement of Securities.  If any certificate or instrument evidencing the New Shares are mutilated, lost, stolen or destroyed, the Company shall convey or cause to be conveyed in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction.  The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

Section 7.  Governing Law; Jurisdiction; Waiver of Jury Trial.  This Agreement shall be construed under the laws of the state of New York, without regard to principles of conflicts of law or choice of law that would permit or require the application of the laws of another jurisdiction.  The Company and the Holder each hereby agrees that all actions or proceedings arising directly or indirectly from or in connection with this Agreement shall be litigated only in the Supreme Court of the State of New York or the United States District Court for the Southern District of New York located in New York County, New York.  The Company and the Holder each consents to the exclusive jurisdiction and venue of the foregoing courts and consents that any process or notice of motion or other application to either of said courts or a judge thereof may be served inside or outside the State of New York or the Southern District of New York by generally recognized overnight courier or certified or registered mail, return receipt requested, directed to such party at its or his address set forth below (and service so made shall be deemed “personal service”) or by personal service or in such other manner as may be permissible under the rules of said courts.  THE COMPANY AND THE HOLDER EACH HEREBY WAIVES ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS AGREEMENT.

Section 8.  Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that an electronic signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not an electronic signature.

Section 9.  Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

Section 10.  Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

Section 11.  No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Section 12.  Entire Agreement; Amendments.  This Agreement supersedes all other prior oral or written agreements between the Holder, the Company, their Affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein.  No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Holder.  No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

Section 13.  Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (a) upon receipt, when delivered personally; (b) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (c) one calendar day (excluding Saturdays, Sundays, and national banking holidays) after deposit with an overnight courier service, in each case properly addressed to the party to receive the same.

The addresses and facsimile numbers for such communications shall be:

If to the Company:

Datavault AI, Inc.

Attn: Brett Moyer, Chief Financial Officer

15268 NW Greenbrier Pkwy

Beaverton, Oregon 97006

If to the Holder:

to the address set forth on its signature block.

or to such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.

Section 14.  Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the New Shares.  Subject to its compliance with applicable federal and state securities laws, the Holder may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be the Holder hereunder with respect to such assigned rights.

Section 15.  No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 16.  Survival of Representations.  The representations and warranties of the Company and the Holder contained in Sections 2 and 3, respectively, will survive the closing of the transactions contemplated by this Agreement.

Section 17.  Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Datavault AI, Inc.

By:
Name:	Brett Moyer
Title:	Chief Financial Officer

[Company signature page to the Exchange Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Gregory Castaldo

Address for notice purposes:

[Holder Signature Page to the Exchange Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Joseph Reda

Address for notice purposes:

[Holder Signature Page to the Exchange Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SEG Opportunity Fund, LLC

By:
Name: Joseph Reda
Title: Manager

Address for notice purposes:

[Holder Signature Page to the Exchange Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Anson Investments Master Fund LP

By:
Name: Amin Nathoo
Title: Director, Anson Advisors Inc.

Address for notice purposes:

[Holder Signature Page to the Exchange Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Anson East Master Fund LP

By:
Name: Amin Nathoo
Title: Director, Anson Advisors Inc.

Address for notice purposes:

[Holder Signature Page to the Exchange Agreement]